Exhibit 23.3

582 Industrial Park Road, Bluefield, VA 24605-9364 ■ Phone 276.322.5467

www.mma1.com ■ info@mma1.com

February 14, 2023

Via Email: SStewart@archrsc.com

Mr. Wm. Scott Stewart

Arch Resources, Inc.

1 CityPlace Drive, Suite 300

St. Louis, Missouri 63141

Reference:	Consent of Independent Experts

Dear Mr. Stewart:

We hereby consent to the reference to Marshall Miller & Associates, Inc. in the Annual Report on Form 10-K of Arch Resources, Inc. for the year ended December 31, 2022.

We further wish to advise that Marshall Miller & Associates, Inc. was not employed on a contingent basis and that at the time of preparation of our report, as well as at present, neither Marshall Miller & Associates, Inc. nor any of its employees had, or now has, a substantial interest in Arch Resources, Inc. or any of its affiliates or subsidiaries.

Respectfully submitted,

Marshall Miller & Associates, Inc.

Steven A. Keim, PhD, PE President

ENERGY & MINERAL RESOURCES ■ HYDROGEOLOGY & GEOLOGY ■ GEOPHYSICAL LOGGING SERVICES

CARBON MANAGEMENT ■ EXPERT WITNESS TESTIMONY ■ MINING ENGINEERING ■ PETROLEUM ENGINEERING